EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-65550) pertaining to the 1999 Stock Incentive Plan and Options Granted Pursuant to Agreements of Interep National Radio Sales, Inc., the Registration Statement (Form S-3, No. 333-89828) pertaining to the registration of 2,067,298 shares of Class A common stock, the Registration Statement (Form S-3, No. 333-97159) pertaining to the registration of 1,718,580 shares of Class A common stock and the Registration Statement (Form S-3, No. 333-101706) pertaining to the registration of 225,000 shares of Class A common stock of our report dated February 26, 2004, with respect to the consolidated statements of operations, shareholders’ (deficit) equity, and cash flows of Interep National Radio Sales, Inc. for the year ended December 31, 2003 and the financial statement schedule for that year included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/    ERNST & YOUNG LLP

New York, New York

March 28, 2006